Exhibit (10)(a)

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 24 to the 1933 Act Registration Statement (Form N-4 No. 333-170529) and Amendment No. 631 to the 1940 Act Registration Statement (Form N-4 No. 811-08517), and to the use therein of our reports dated (a) March 13, 2018, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company and (b) April 11, 2018, with respect to the financial statements of Lincoln Life Variable Annuity Account N for the registration of interests in a separate account under individual flexible payment deferred variable annuity contracts.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 28, 2018